UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2011

KeyCorp

(Exact name of registrant as specified in charter)

OHIO	001-11302	34-6542451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2011, the KeyCorp Board of Directors elected Charles P. Cooley, retired Chief Financial Officer of The Lubrizol Corporation, and William G. Gisel, Jr., President and Chief Executive Officer of Rich Products Corporation, to the Board of Directors effective November 18, 2011. The election of Messrs. Cooley and Gisel increases the size of KeyCorp’s Board of Directors to 14 members. Effective January 3, 2012, Mr. Cooley will serve as a member of the KeyCorp Audit Committee and Mr. Gisel will serve as a member of the KeyCorp Risk Management Committee. Mr. Cooley has been designated as a “financial expert” as defined by applicable Securities and Exchange Commission rules and regulations. As is true for all “outside” KeyCorp Directors, Messrs. Cooley and Gisel will be entitled to an annual award under the KeyCorp Directors’ Deferred Share Plan each July and will also be entitled to quarterly and per meeting director fees.

A copy of KeyCorp’s press release dated November 17, 2011 announcing the election of Messrs. Cooley and Gisel is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 17, 2011, announcing the election of Charles P. Cooley and William G. Gisel, Jr. as Directors of KeyCorp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: November 17, 2011	/s/ Paul N. Harris
	By:	Paul N. Harris
General Counsel and Secretary

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